Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (Registration Statement) of our reports dated June 24, 2011, relating to the financial statements and financial highlights which reports appear in the April 30, 2011 Annual Reports to Shareholders of the PowerShares Exchange-Traded Fund Trust, as listed in Appendix A to this consent, which financial statements are also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Fund Service Providers”, “Financial Highlights”, “Miscellaneous Information” and “Statement of Additional Information” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
August 26, 2011

Appendix A

PowerShares Exchange-Traded Fund Trust

Broad Market (5)
PowerShares	Dynamic MagniQuant Portfolio
PowerShares	Dynamic Market Portfolio
PowerShares	Dynamic OTC Portfolio
PowerShares	FTSE RAFI US 1000 Portfolio
PowerShares	FTSE RAFI US 1500 Small-Mid Portfolio

Dividend Income (5)
PowerShares	Buyback Achievers Portfolio
PowerShares	Dividend Achievers Portfolio
PowerShares	Financial Preferred Portfolio
PowerShares	High Yield Equity Dividend Achievers Portfolio
PowerShares	International Dividend Achievers Portfolio

Industry (14)
PowerShares	Dynamic Banking Portfolio
PowerShares	Dynamic Biotechnology & Genome Portfolio
PowerShares	Dynamic Building & Construction Portfolio
PowerShares	Dynamic Energy Exploration & Production Portfolio
PowerShares	Dynamic Food & Beverage Portfolio
PowerShares	Dynamic Insurance Portfolio
PowerShares	Dynamic Leisure and Entertainment Portfolio
PowerShares	Dynamic Media Portfolio
PowerShares	Dynamic Networking Portfolio
PowerShares	Dynamic Oil & Gas Services Portfolio
PowerShares	Dynamic Pharmaceuticals Portfolio
PowerShares	Dynamic Retail Portfolio
PowerShares	Dynamic Semiconductors Portfolio
PowerShares	Dynamic Software Portfolio

Sector (10)
PowerShares	Dynamic Basic Materials Sector Portfolio
PowerShares	Dynamic Consumer Discretionary Sector Portfolio
PowerShares	Dynamic Consumer Staples Sector Portfolio
PowerShares	Dynamic Energy Sector Portfolio
PowerShares	Dynamic Financial Sector Portfolio
PowerShares	Dynamic Healthcare Sector Portfolio
PowerShares	Dynamic Industrials Sector Portfolio
PowerShares	Dynamic Technology Sector Portfolio
PowerShares	Dynamic Utilities Portfolio
PowerShares	Nasdaq Internet Portfolio

Specialty (12)
PowerShares	Aerospace & Defense Portfolio
PowerShares	Cleantech Portfolio
PowerShares	DWA Technical Leaders Portfolio

PowerShares	Golden Dragon Halter USX China Portfolio
PowerShares	Global Listed Private Equity Portfolio
PowerShares	Lux Nanotech Portfolio
PowerShares	MorningStar StockInvestor Portfolio
PowerShares	S&P 500 BuyWrite Portfolio
PowerShares	S&P 500 High Quality Portfolio
PowerShares	Water Resources Portfolio
PowerShares	WilderHill Clean Energy Portfolio
PowerShares	WilderHill Progressive Energy Portfolio

Style (3)
PowerShares	Dynamic Large Cap Growth Portfolio
PowerShares	Dynamic Large Cap Value Portfolio
PowerShares	Dynamic Zacks Micro Cap Portfolio